EXHIBIT 99.2

FOR IMMEDIATE RELEASE

STRATAGENE ANNOUNCES NEW NATIONAL MARKET LISTING

LA JOLLA, Calif., June 3, 2004 –Stratagene Corp. (NASDAQ: STGN), a leader in the development of clinical diagnostic instrument systems and reagents and innovative technologies that enhance gene discovery and biomedical target identification, today announced that following the successful completion of the merger of Hycor Biomedical and Stratagene, which closed on June 2, 2004, the company has satisfied the NASDAQ National Market’s initial listing requirements and the company’s common stock will begin trading on the NASDAQ National Market under the ticker symbol “STGN.” Trading will begin at market open, June 3, 2004.

In addition, Stratagene will release financial results for Stratagene’s operations after market close on June 10, 2004 and will conduct a conference call the morning of June 11, 2004. Specific details on the conference call will be announced next week. Hycor Biomedical separately released its financial results on April 27, 2004.

About Stratagene Corp.

Stratagene is a leader in developing, marketing and manufacturing innovative life science consumables, instrumentation, and diagnostic products for a variety of human medical conditions. The company’s life science research operations support advances in science by inventing, manufacturing and distributing products that simplify, accelerate and improve research. These products are used throughout the academic, industrial, and government research sectors in fields spanning molecular biology, genomics, proteomics, drug discovery and toxicology. The company’s diagnostic operations develop and manufacture products including high quality automated instrument and reagent systems that use blood samples to test for more than 1,000 different allergies and autoimmune disorders and urinalysis controls. More information is available at http://www.stratagene.com

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Contact:
Reg Jones, Senior Vice President and Chief Financial Officer, (858) 535-5400,
ext. 15429

Investors	Media
EVC Group, Inc.	EVC Group, Inc.
Douglas Sherk	Sheryl Seapy
Jennifer Beugelmans	(415) 272-3323
(415) 896-6820
Anne Bugge
(206) 926-5520